EXHIBIT 99.1

 NEWS RELEASE      NEWS RELEASE      NEWS RELEASE      NEWS RELEASE      NEWS RE

[LOGO OF AMERICAN EXPRESS COMPANY]

CONTACTS:        Media:  Joanna Lambert                  Michael O'Neill
                         212-640-9668                    212-640-5951
                         joanna.g.lambert@aexp.com       mike.o'neill@aexp.com

    Investors/Analysts:  Alex Hopwood                    Ron Stovall
                         212-640-5495                    212-640-5574
                         alex.w.hopwood@aexp.com         ronald.stovall@aexp.com

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
                   AMERICAN EXPRESS SEES WEAKER U.S. ECONOMY

            WILL INCREASE RESERVES WITH APPROXIMATELY $440 MILLION
                             FOURTH QUARTER CHARGE

                   COMPANY ADOPTS CAUTIOUS OUTLOOK FOR 2008


New York, January 10, 2008 -- American Express Company (NYSE:AXP) said today that it is seeing signs of a weaker U.S. economy, as Cardmember spending began to slow and delinquencies and loan write-offs trended upward during December. Given the credit-related trends, the Company will take a pre-tax charge of approximately $440 million (approximately $275 million after-tax) for the fourth quarter. This charge will raise worldwide lending reserves to one hundred percent of past-due loans and increase reserves related to the charge card portfolio. Additionally, the Company said it is adopting a more cautious view for 2008.

American Express said it expects to report overall growth in worldwide Cardmember spending of about 16 percent for the fourth quarter (13 percent on a foreign exchange adjusted basis). The growth rate, however, trailed off to 13 percent in December (10 percent FX adjusted) with particular weakness in U.S. billings. The Company also expects to report that delinquencies in the managed U.S. lending portfolio increased to approximately 3.2 percent in the fourth quarter of 2007 from 2.9 percent in the third quarter, and that the write-off rate in this portfolio increased to approximately 4.3 percent from
3.7 percent for the same periods.(1)

In light of the fourth quarter charge, American Express expects fully-diluted earnings per share from continuing operations to be in the range of $0.70 to $0.72 for the quarter. Those results would compare with fourth-quarter year-ago earnings of $0.73 per share. For the full year 2007, fully-diluted EPS from continuing operations is expected to be in the range of $3.38 to $3.40, an increase of approximately 16 percent from 2006. The Company is scheduled to report fourth quarter earnings on January 28.


--------------------
(1) The "managed basis" presentation includes on-balance sheet Cardmember loans and off-balance sheet securitized Cardmember loans. The difference between the "owned basis" (GAAP) information and "managed basis" information is attributable to the effects of securitization activities. Please refer to the information set forth on Appendix I for further discussion of the owned and managed basis presentation.

Kenneth I. Chenault, Chairman and Chief Executive Officer of American Express Company, said: "While overall Cardmember spending continued to be relatively strong and we benefited from a focus on the affluent sector of the market, we did see some negative credit trends among U.S. consumers during December, particularly in California, Florida and other parts of the country most affected by the housing downturn. Increasing our reserves reflects the most recent credit trends and puts us in an appropriately stronger position for 2008, when we expect those trends to translate into increased write-offs."

As previously announced, fourth quarter results will also recognize the $1.13 billion ($700 million after-tax) initial payment in the Company's settlement agreement with Visa, along with a number of significant additional expenses. These expenses include:
        o Approximately $140 million (approximately $90 million after-tax) of incremental investments in business building initiatives above the level planned for the quarter.
        o $74 million ($46 million after-tax) in litigation-related costs pertaining to the lawsuit against Visa and MasterCard.
        o $50 million ($31 million after-tax) in additional contributions to the American Express Charitable Fund, which supports the Company's ongoing philanthropic activities.

In addition, the Company expects to incur costs of approximately $685 million (approximately $430 million after-tax) related to its previously announced evaluation of enhancements to its method of estimating its liability for Membership Rewards. These enhancements will incorporate an actuarial based approach and reflect recent trends in redemption. The global ultimate redemption rate assumption for current program participants increased to approximately 90 percent. The higher level reflects the Company's effort to drive further Cardmember usage of the Membership Rewards program, which in turn strengthens customer loyalty and spending on American Express cards.

OUTLOOK FOR 2008 FINANCIAL RESULTS

In light of the weakening U.S. economy, American Express is taking a more cautious view of the environment in 2008.

Based on business and economic trends during December, the Company expects that growth in Cardmember spending will slow in the year ahead. The Company's 2008 business plan currently assumes worldwide billed business growth of approximately 8 to 10 percent for the full year. While such growth would be higher than industry-wide levels during the recent strong economy, it will still represent a decline from the levels American Express has been generating in recent years. The 2008 business plan also assumes write-off levels in the managed U.S. lending portfolio will average 5.1 to 5.3 percent for the full year.(1)

"In line with our cautious outlook for 2008, we plan to curtail certain discretionary expenses and hold full-year marketing and promotion expenses somewhat below 2007 levels. Spending at this level should still allow us to capitalize on competitive opportunities and position the Company to continue to gain share over the medium-to-long term," said Mr. Chenault.

American Express believes that in the current business and economic environment, the flexibility it has built into its business model should generally position the Company to grow earnings per share in the 10 to 12 percent range. However, several significant gains and tax benefits in 2007 will have a negative impact on year-over-year comparisons in 2008. As a result, the Company expects reported earnings per share for 2008 to increase in the 4 to 6 percent range from 2007 levels.

Quarterly results varied during 2007, reflecting significant items that occurred in each period and substantially different levels of spending on marketing and promotion initiatives. Because of these factors, year-over-year EPS comparisons are likely to show significant variances by quarter - with 2008 first quarter earnings below last year's level in part as a result of the relatively low level of marketing and promotion expenditures in the first quarter of 2007.

American Express reaffirmed its long-term financial targets of 12 to 15 percent EPS growth, at least 8 percent revenue growth and return on equity of 33 to 36 percent, on average and over time.

"Our plans for the coming year assume a moderately weaker U.S. economy with employment levels, consumer spending and market interest rates that do not show significant deterioration from today's levels. They also assume write-off rates that are above the historic lows of recent years, but still below what we experienced in 2001 and 1991, the last two economic downturns in the United States.

"Since then, we have built a market leadership position with customized products, innovative rewards programs and a high-spending customer base. We are less weighted toward the travel and entertainment sector and have a larger presence in everyday categories where consumers don't typically reduce their spending during economic downturns to the same extent as they do in T&E spending. Additionally, our focus on the prime and affluent sectors should help us weather the current conditions better than many competitors, although clearly we are not immune from further deterioration in the overall economy and credit environment," added Mr. Chenault.

ED. NOTE: AMERICAN EXPRESS COMPANY WILL HOLD A CONFERENCE CALL FOR INVESTORS WITH CHIEF FINANCIAL OFFICER, DANIEL T. HENRY, TO DISCUSS THIS ANNOUNCEMENT TODAY AT 5:00 P.M. (EST). INVESTORS MAY CALL 866.269.9613 OR 612.288.0340,
CONFERENCE ID: 906356.

A LIVE AUDIO WEBCAST OF THE INVESTOR CONFERENCE CALL WILL BE AVAILABLE TO THE GENERAL PUBLIC ON THE AMERICAN EXPRESS WEB SITE AT
HTTP://IR.AMERICANEXPRESS.COM. A REPLAY OF THE INVESTOR CONFERENCE CALL WILL BE AVAILABLE LATER THIS EVENING AT THE SAME WEB SITE ADDRESS.

American Express Company is a leading global payments, network and travel company founded in 1850. For more information, visit WWW.AMERICANEXPRESS.COM.

                                      ***

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS, WHICH ADDRESS THE COMPANY'S EXPECTED BUSINESS AND FINANCIAL PERFORMANCE, AMONG OTHER MATTERS, CONTAIN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER

MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: ADJUSTMENTS ARISING IN THE NORMAL COURSE OF COMPLETING THE COMPANY'S FOURTH QUARTER AND YEAR END FINANCIAL CLOSING PROCESS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, AND THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANTS AND OTHER CREDIT TRENDS, WHICH WILL DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, THE RATES OF BANKRUPTCIES AND UNEMPLOYMENT, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS, AND ON THE EFFECTIVENESS OF THE COMPANY'S CREDIT MODELS; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, USED TO PRICE LOANS AND OTHER INDEBTEDNESS, AS WELL AS CREDIT SPREADS IN THE PRICING OF LOANS AND OTHER INDEBTEDNESS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE COMPANY'S ABILITY TO MEET ITS ROE TARGET RANGE OF 33 TO36 PERCENT ON AVERAGE AND OVER TIME, WHICH WILL DEPEND IN PART ON FACTORS SUCH AS THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY DUE TO SHARE REPURCHASES, DIVIDENDS, CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME AND ACCOUNTING CHANGES, AMONG OTHER THINGS; THE ACTUAL AMOUNT TO BE SPENT BY THE COMPANY ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; TRENDS IN TRAVEL AND ENTERTAINMENT SPENDING AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE SALE OF THE AMERICAN EXPRESS BANK LTD. BUSINESSES PROVING TO BE INACCURATE OR UNREALIZED, INCLUDING, AMONG OTHER THINGS, THE LIKELIHOOD OF AND EXPECTED TIMING FOR COMPLETION OF THE TRANSACTION, THE PROCEEDS TO BE RECEIVED BY THE COMPANY IN THE TRANSACTION AND THE TRANSACTION'S IMPACT ON THE COMPANY'S EARNINGS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST

SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENTS INDUSTRY; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; ACCOUNTING CHANGES; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AND ITS OTHER REPORTS FILED WITH THE SEC.

                                      ***

APPENDIX I

                           AMERICAN EXPRESS COMPANY
                              U.S. CARD SERVICES

(BILLIONS, EXCEPT PERCENTAGES AND WHERE INDICATED)

                                                     Estimated Quarter Ended            Quarter Ended
                                                     December 31, 2007                  September 30, 2007

Cardmember lending - owned basis (A):
  Total Loans                                                  $43.3                         $40.0
  30 days past due loans as a % of total                         3.5%                          3.1%
  Average Loans                                                $40.9                         $38.6
  Net write-off rate                                             4.3%                          3.7%

Cardmember lending - managed basis (B)(C):
  Total Loans                                                  $66.0                         $61.5
  30 days past due loans as a % of total                         3.2%                          2.9%
  Average Loans                                                $63.2                         $60.0
  Net write-off rate                                             4.3%                          3.7%


                                                     Estimated Year Ending
                                                     December 31, 2008

Cardmember lending - owned basis (A):
  Average Loans                                                $44.1
  Net write-off rate                                         5.2-5.4%

Cardmember lending - managed basis (B)(C):
  Average Loans                                                $69.4
  Net write-off rate                                         5.1-5.3%


(A) "Owned," a GAAP basis measurement, reflects only Cardmember loans included in the Company's Consolidated Balance Sheets.

(B) Includes on-balance sheet Cardmember loans and off-balance sheet securitized Cardmember loans. The difference between the "owned basis" (GAAP) information and "managed basis" information is attributable to the effects of securitization activities.

(C) For U.S. Card Services, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized Cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively.

The Company presents U.S. Card Services information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's Cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized Cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the Cardmember lending business. Irrespective of the on and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire Cardmember lending portfolio because they are more representative of the economics of the aggregate Cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of Cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized Cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.